Exhibit 99.1

Cautionary  Statement   Identifying  Important  Factors  that  Could  Cause  the
Company's Actual Results to Differ from those Projected in Forward Looking Statements

The following factors could affect The Great Train Store Company's actual future results, including its merchandise sales, expenses, cash flow and net income, and could cause them to differ from any forward- looking statements made by or on behalf of the Company:

Due to the importance of the Christmas selling season to many retailers, including the Company, and the Company's efforts to open new stores late in the year to capitalize on increased net sales during the Christmas season, net sales in the fourth quarter of each year constitute a highly disproportionate amount of net sales for the entire year and, historically, has represented all of the Company's income from operations. As a result, the Company's annual earnings have been and will continue to be heavily dependent on the results of operations in the fourth quarter of each year.

Changes in consumer tastes, spending habits, national, regional or local economic conditions, population and traffic patterns, all of which could adversely affect Company sales, expenses and profitability. In particular, the Company could be affected by an adverse change in the popularity of trains in general or in the Shining Time Station television series in particular, products related to which have represented a significant portion of the Company's annual net sales in the past few years. There can be no assurance that the Company will be able to successfully anticipate and respond to changing conditions affecting consumer acceptance of its merchandise.

The results achieved to date by The Great Train Stores may not be indicative of future operating results. Moreover, because of the relatively small number of stores, poor operating results at any one store or any unsuccessful new store opening could negatively impact the Company's results from operations to a greater extent than would be the case in a larger chain.

The Company's continued success and expansion depends, in large part, on the continued availability of its existing locations and on the Company's ability to identify and secure suitable additional locations on acceptable terms in which to construct new stores. The rate of new store openings is subject to various contingencies, many which of are beyond the Company's control. These contingencies include, among others, the availability of new retail space in locations and on terms considered acceptable by the Company and the progress of construction of the Company's new stores and of the shopping centers in which they are to be located and the ability to find, successfully acquire, and effectively operate existing stores. Moreover, store construction and opening costs could be higher than expected, and the Company may reduce the rate at which it opens new stores. While some of the Company's leases contain provisions for renewal terms, there can be no assurance that such space will continue to be available to the Company after the expiration of the renewal terms or, if available, that such space could be obtained on terms considered acceptable by the Company. Further, certain of the renewal terms provide for substantial increases in occupancy costs. In addition, deterioration of shopping centers in which The Great Train Stores are located or increased competition from newly constructed centers could necessitate renovation of The Great Train Store or of the center in which it is located or otherwise adversely impact the Company's sales and/or expenses. The need for such renovations could involve unanticipated capital expenditures or result in a decrease in customer traffic, either of which could adversely affect the Company's operating results.

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The Company faces substantial competition for consumer dollars,  suitable retail locations, management personnel and products from specialty retailers and mass merchandisers, including toy stores and merchandisers of gifts alternative to
those  offered  by  the  Company.  The  Company  also  experiences   significant
competition for customers from companies which market products primarily or exclusively by mail order. Competition from such sources could increase in the
future.   Certain  of  the  Company's  competitors  have  substantially  greater financial, marketing and other resources than the Company, and there can be no assurance that the Company will be able to compete successfully with them in the future.

The Company's business is dependent, in part, upon its ability to purchase and take timely delivery of merchandise. Numerous factors, many of which are outside the Company's control, could impair the Company's ability to purchase specialty merchandise or delay the delivery of merchandise to the Company's stores. Significant deviations in the amount of merchandise delivered or in the delivery schedule could result in lost sales due to inadequate inventory, especially during the Christmas selling season, and have a material adverse effect on the Company's operating results. In order to successfully continue and manage its expansion strategy, the Company will be dependent on its ability to retain existing personnel and to hire, train and supervise additional personnel for the new stores to be opened while maintaining satisfactory levels of customer service at existing stores.

The Company's quarterly operating results can be expected to fluctuate as a result of seasonal fluctuations in consumer demand for the Company's products, which is highest during the fourth quarter. A significant portion of the Company's operating expenses are relatively fixed and there can be no assurance that the Company will report income from operations in any particular quarter. Accordingly, the market price of the common stock and the warrants could be subject to wide fluctuations in price and volume in response to actual or anticipated variations in quarterly operating results and a variety of other factors.

The trading of the Company's securities on the Nasdaq Small Cap Market and on The Pacific Stock Exchange ("PSE") is conditioned on the Company meeting certain asset, capital and surplus, earnings and stock price tests. If the Company fails any of these tests, the common stock may be delisted from trading on the Nasdaq Small Cap Market or on PSE. The effects of delisting include the limited release of the market prices of the Company's securities and more limited news coverage of the Company. Delisting may restrict investors' interest in the Company's securities and materially adversely affect the trading market and prices for such securities and the Company's ability to issue additional securities or to secure additional financing. In addition to the risk of volatility of stock prices, in general, and possible delisting, low price stocks are subject to the additional risks of additional federal and state regulatory requirements and the potential loss of effective trading markets. In particular, if the common stock were delisted from trading on the Nasdaq Small Cap Market and the trading price of the common stock was less than $5.00 per share, the common stock could be subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended, which, among other things, requires that broker/dealers satisfy special sales practice requirements, including making individualized written suitability determinations and receiving a purchaser's written consent prior to any transaction. If the Company's securities were delisted and the trading price was less than $5.00 per share, the Company's securities could also be deemed penny stocks under the Securities Enforcement and Penny Stock Reform Act of 1990, which would require additional disclosure in connection with trades in the Company's securities, including the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. Such requirements could severely limit the liquidity of the Company's securities and the ability of stockholders to sell their securities in the secondary market.

The Company's Certificate of Incorporation and Bylaws include certain provisions providing for staggered election of directors, broad authority for the Board of Directors to issue up to 2,000,000 shares of preferred stock having such attributes as it may determine without stockholder approval and restrictions on the ability of stockholders to call special meetings of stockholders. Each of these provisions could have the effect of discouraging, delaying or preventing a change in control of the Company, diminishing opportunities for stockholder participation in tender offers, reducing the influence of stockholders in corporate governance and inhibiting fluctuations in the market price of the common stock that could result from attempted takeovers of the Company.

The Company may require additional financing. There can be no assurance, however, that any such external funding will be available to the Company, or, if available, that such funding will be available on terms acceptable to the Company.